[BANK OF AMERICA LOGO]                          RESTATED BUSINESS LOAN AGREEMENT
================================================================================

This Agreement dated as of February 2, 1998, is between BANK OF AMERICA TEXAS, N.A. (the "BANK") and FRESH AMERICA CORP., a Texas corporation (the "BORROWER").

The Borrower and the Bank have entered into that certain Business Loan Agreement dated as of July 23, 1997 (the "EXISTING LOAN AGREEMENT"), under which the Bank extended credit to the Borrower not to exceed a total outstanding principal amount of $14,000,000 (as that amount may be reduced by certain Borrowing Base restrictions) to be used by the Borrower as provided therein and allocated as (a) a revolving line of credit of up to $10,000,000, and (b) a term loan of up to $4,000,000 to be funded by the Bank in one or more advances.

The Borrower has requested that the Bank agree to restructure the credit facilities under the Existing Loan Agreement and provide additional extensions of credit so that the total credit extended by the Bank to the Borrower does not exceed a total outstanding principal amount of $17,000,000 (as that amount may be reduced by certain Borrowing Base restrictions) to be used by the Borrower as provided herein and allocated as (a) a revolving line of credit of up to $12,000,000, to be funded by the Bank from time to time in a combination of advances and letters of credit, and (b) a bridge loan of $5,000,000 to be funded by the Bank in a single advance on the date of this Agreement. The Bank is willing to restructure the credit facilities under the Existing Loan Agreement as described above on the terms and conditions of this Agreement.

ACCORDINGLY, for adequate and sufficient consideration, the Borrower and the Bank agree to amend and completely restate the Existing Loan Agreement, as follows:


1. DEFINITIONS. The following terms have the meanings indicated for the purposes of this Agreement:

         "ACCEPTABLE GROWER CONTRACT RECEIVABLE" means a Grower Contract Receivable of any Company that satisfies the following requirements:

         (a) The Grower Contract Receivable has risen from an enforceable written contract executed by the debtor obligated upon such receivable (and any guarantor), which (i) with respect to advances generating a Grower Contract Receivable that is $50,000 or less, sets forth the amount of the advance generating such Grower Contract Receivable and the purpose for such advance, the terms of repayment (including a date due that is no more than 120 days after the date of the contract), and acknowledgment by the debtor of such advance and terms, and (ii) with respect to advances generating a Grower Contract Receivable that is greater than $50,000, includes all of the requirements contained in CLAUSE (I) above, together with specific acknowledgment of an obligation to be repaid regardless of circumstances.

         (b) The Grower Contract Receivable is not in default. A Grower Contract Receivable will be considered in default if (i) the Grower Contract Receivable is not paid on or before its due date, (ii) the debtor obligated upon the Grower Contract Receivable suspends its business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due, or (iii) any petition is filed by or against the debtor obligated upon the Grower Contract Receivable under any Debtor Law. If any Grower Contract Receivable owed by a debtor is in default, no Grower Contract Receivables upon which that debtor is obligated will be included as Acceptable Grower Contract Receivables.





                                               RESTATED BUSINESS LOAN AGREEMENT

         (c) The Grower Contract Receivable, when added to all other Grower Contract Receivables that are obligations of the same debtor or any Affiliate of such debtor, does not cause the total obligations of such debtor and its Affiliates to the Companies to exceed $500,000.

         (d) The debtor obligated upon the Grower Contract Receivable is not (i) an Affiliate of any Company or any key employee of any Company, or (ii) any entity in which any Company owns a minority interest.

         (e) The debtor upon the Grower Contract Receivable is not a Person located in a foreign country.

         (f) The Grower Contract Receivable is otherwise reasonably acceptable to the Bank. The Bank will give the Borrower 10 days prior written notice before implementing any changes in its eligibility criteria for Acceptable Grower Contract Receivables.

         "ACCEPTABLE INVENTORY" means inventory of any Company that satisfies the following requirements:

         (a) The inventory is owned by that Company free of any title defects or any liens or interests of others except the security interest in favor of the Bank and Permitted Liens described in SECTION 10.10(B) and (E).

         (b) The inventory is permanently located at locations which the Borrower has disclosed to the Bank and which are acceptable to the Bank. If the inventory is covered by a negotiable document of title (such as a warehouse receipt) that document must be delivered to the Bank. Inventory which is in transit is not acceptable unless it is covered by a commercial letter of credit issued by the Bank and the seller of the inventory is required to present shipping or title documents to the Bank as a condition to obtaining payment.

         (c)     The inventory is not placed on consignment.

         (d) With respect to any Inventory located in any facility leased by any Company either: (i) a properly executed landlord waiver substantially in the form of ANNEX 3 to the Security Agreement has been delivered and remains in effect; or (ii) the Company has paid all rent due and owing under the applicable lease and is not otherwise in default under the lease.

         "ACCEPTABLE RECEIVABLE" means an account receivable of any Company which satisfies the following requirements:

         (a) The account has resulted from the sale of goods or the performance of services by that Company in the ordinary course of that Company's business.

         (b) There are no conditions which must be satisfied before that Company is entitled to receive payment of the account. Accounts arising from COD sales, consignments or guaranteed sales are not acceptable.

         (c) The debtor upon the account does not claim any defense to payment and has not asserted any counterclaims or offsets against that Company, but only to the extent of such claim, defense or offset.





                                      2        RESTATED BUSINESS LOAN AGREEMENT

         (d) The account has arisen from an enforceable order or contract for the absolute and final sale of the inventory or services of that Company or accounts receivable for which the sales or services have been fully performed in the ordinary course of business of that Company.

         (e) With respect to Sam's, that Company has either sent an invoice to Sam's in the amount of the account or has recorded the sale in its books and records and has other evidence that the sale is final.

         (f) The account is owned by that Company free of any title defects or any liens or interests of others except the security interest in favor of the Bank and Permitted Liens described in
                 SECTION 10.10(A), (B), and (E).

         (g) The debtor upon the account is not an employee or Affiliate of that Company.

         (h) The debtor upon the account is not any state, county, city, town or municipality, except to the extent that there are no statutory defenses or administrative barriers to the Bank's perfection of its security interest in such account or collection of such account as a secured party.

         (i) The debtor upon the account is not any person or entity located in a foreign country other than Canada or Puerto Rico unless the account is supported by a letter of credit issued by a bank acceptable to the Bank, provided that accounts of debtor's located in Canada or Puerto Rico shall only be included as Acceptable Receivables to the extent that the amounts owing under such accounts do not exceed $500,000 in the aggregate.

         (j) The debtor on the account is not a person or entity to whom that Company is obligated for goods purchased by that Company or for services performed for that Company, but only to the extent of the amount payable by any Company to such debtor, and only to the extent that such amount payable is not deducted from the Adjusted Borrowing Base under CLAUSE (B) in the definition of that term.

         (k) The account is not in default. An account will be considered in default if any of the following occur:

                 (i) The account is not paid within the 60 day period starting on its invoice date;

                 (ii) The debtor obligated upon the account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

                 (iii) Any petition is filed by or against the debtor obligated upon the account under any Debtor Law.

         (l) The account, when added to all other accounts that are obligations of the same debtor, (other than Sam's) does not cause that debtor's total obligations to the Companies to exceed 20% of the balance due on all of the Companies' accounts.

         (m) The account is not the obligation of a debtor (other than Sam's) who is in default (as defined in clause (j) above) on 20% more of the accounts upon which debtor is obligated.

         (n) The account does not arise from the sale of goods which remains in that Company's possession or under that Company's control.





                                      3        RESTATED BUSINESS LOAN AGREEMENT

         (o) The account is not evidenced by a promissory note or chattel paper. This does not exclude accounts owing by Sam's that have been recorded in the books of that Company as a final sale, but have not yet been invoiced.

         (p) The account is otherwise reasonably acceptable to the Bank. The Bank will give the Borrower 10 days prior written notice before implementing any changes in its eligibility criteria for Acceptable Receivables.

         Notwithstanding anything herein to the contrary, the Bank may, in its sole discretion, with respect to accounts upon which the debtor is the U.S. government or any agency or department of the U.S. government, expressly require the applicable Company to comply with the procedures in the Federal Assignment of Claims Act of 1940 with respect to the obligation, and if that Company is not in compliance with such procedures thirty days after that Company has received notice of such requirement, that account will be excluded from Acceptable Receivables.

              "ACM" is defined in SECTION 11.8 of this Agreement.

              "ACT" is defined in SECTION 13.19 of this Agreement.

         "ADJUSTED BORROWING BASE" means the lesser of: (a) the Revolving Facility Commitment, as that amount may be reduced in accordance with the terms of this Agreement, or (b) the Borrowing Base, minus any amounts the Companies owe to growers of agricultural products that may have statutory rights against certain assets of the Companies under PACA or any comparable state law.

         "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) the Companies are "Affiliates" of each other.

         "APPLICABLE MARGIN" means (a) for amounts bearing interest at the LIBOR Rate under the Revolving Facility Commitment, 1.75%, and (b) for amounts bearing interest at the LIBOR Rate under the Bridge Loan Commitment, 2.625%.

         "ARRANGER" is defined in SECTION 10.2 of this Agreement.

         "ASSIGNEE" is defined in SECTION 13.5 of this Agreement.

         "BANKING DAY" is defined in SECTION 7.4 of this Agreement.

         "BORROWING BASE" means the sum of (a) 80% of the balance due on Acceptable Receivables owed by any Person other than Sam's, plus (b) 85% of the balance due on Acceptable Receivables owed by Sam's, plus (c) the lesser of (i) $3,000,000 or (ii) 50% of the sum of (A) Acceptable Grower Contract Receivables, plus (B) the value of Acceptable Inventory, provided that the amount determined under this CLAUSE (C) may never exceed an amount equal to 25% of the total Adjusted Borrowing Base.

In determining the value of Acceptable Inventory to be included in the Borrowing Base, the Bank will use the lesser of (i) the applicable Company's cost, or (ii) the applicable Company's estimated market value.

         "BORROWING BASE REPORT" means a report substantially in the form of EXHIBIT D-1.





                                      4        RESTATED BUSINESS LOAN AGREEMENT

         "BORROWING NOTICE" means a notice substantially in the form of EXHIBIT C-2.

         "BRIDGE LOAN COMMITMENT" is defined in SECTION 3.1 of this Agreement.

         "BRIDGE NOTE" means the promissory note substantially in the form of EXHIBIT A-2.

         "BRIDGE RATE" is defined in SECTION 4.2 of this Agreement.

         "CAPITAL EXPENDITURE" means, for any period and any Person, all expenditures by that Person during that period for property, plant, or equipment (including renewals, improvements, replacements, and capitalized repairs) that should be reflected as additions to property, plant, or equipment on that Person's balance sheet prepared in conformity with GAAP, and, for purposes of this definition (a) the purchase of equipment acquired concurrently with the trade-in of existing equipment or acquired with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of the purchase price less the credit granted for the equipment traded in or the amount of insurance proceeds, as the case may be, and (b) the purchase price of equipment acquired in connection with the sale or other disposition of capital assets being replaced or superseded shall be included in Capital Expenditures only to the extent of the gross amount of the purchase price less any cash received from that sale or other disposition.

         "CAPITAL LEASE" means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         "CHANGE OF CONTROL" is defined in SECTION 12.11 of this Agreement.

         "CODE" is defined in SECTION 9.14(E)(I) of this Agreement.

         "COLLATERAL" is defined in SECTION 6.2 of this Agreement.

         "COMMITMENTS" is defined in SECTION 13.5 of this Agreement.

         "COMPANIES" means, at any time, the Borrower and each of its Subsidiaries.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D-2 and signed by the Chief Executive Officer, Chief Financial Officer, President, or Treasurer of the Borrower.

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated as of February 19, 1997, executed by and between the Borrower and the Bank.

         "CONSIGNEE" is defined in SECTION 10.27 of this Agreement.

         "CPA" is defined in SECTION 10.3(A) of this Agreement.

         "DEBT" means, for any Person, at any time, and without duplication, the sum of (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business, (d) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts receivable, (e) all direct or contingent obligations in respect of letters of credit, (f) liabilities secured (or for which the holder of the Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, other than accounts payable secured by PACA Liens





                                      5        RESTATED BUSINESS LOAN AGREEMENT

(g) lease obligations that have been capitalized for financial reporting purposes, and (h) all guaranties, endorsements, and other contingent obligations for Debt of others.

         "DEBTOR LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar laws affecting creditors' Rights.

         "DEFAULT" means the occurrence of any event described in SECTION 12 of this Agreement.

         "EBITDA" is defined in SECTION 10.4 of this Agreement.

         "ERISA" is defined in SECTION 9.14(E)(II) of this Agreement.

         "ERISA AFFILIATE" is defined in SECTION 9.14(E)(III) of this Agreement.

         "EURODOLLAR RATE" is defined in SECTION 4.3 of this Agreement.

         "EXISTING LOAN AGREEMENT" is defined in the Recitals of this Agreement.

         "EXPIRATION DATE" is defined in SECTION 2.2 of this Agreement.

         "FIXED CHARGE COVERAGE" is defined in SECTION 10.7 of this Agreement.

         "FRANCISCO" means Francisco Distributing Company, LLC, a California limited liability company, and, at any time after such acquisition, any Person who acquires substantially all of such company's assets.

         "FRANCISCO ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement executed by Borrower, as "Issuer," Francisco Acquisition Corp., as "Buyer," Jack Cancellieri and Fernando Vargas, as "Owners," and Francisco, as the "Company," as the same may be amended, modified, or supplemented from time to time.

         "FUNDED DEBT" is defined in SECTION 10.4 of this Agreement.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         "GOVERNMENT SECURITIES" is defined in SECTION 10.13(A) of this Agreement.

         "GROWER CONTRACT RECEIVABLES" means payments made by any Company to growers of fruits or vegetables in consideration of any such grower's promise to (a) provide such grower's crop (after harvest) to such Company for distribution and sale, and (b) reimburse the Company for such payment from proceeds of the sale by the Company of such crop, provided that each of the following applies to such payment:

                 (i) Reimbursement for the payment is due within 180 days after the date such payment is made by the Company;

                 (ii) The grower to whom the payment is made is not (A) an Affiliate of any Company or any key employee of any Company or (B) any entity in which any Company or any key employees of any Company owns a minority interest;





                                      6        RESTATED BUSINESS LOAN AGREEMENT

                 (iii) The payment, when added to all Grower Contract Receivables that are obligations of the same grower, does not cause that grower's aggregate Grower Contract Receivables to the Companies to exceed $1,000,000; and

                 (iv) The grower to whom the payment is made is not in default (as described in CLAUSE (B) of the definition of "ACCEPTABLE GROWER CONTRACT RECEIVABLE" above) with respect to any Grower Contract Receivable upon which such grower is obligated to any Company on the date the payment is made.

         "GUARANTY" means a guaranty substantially in the form of EXHIBIT B.

         "INCUMBENT BOARD" is defined in SECTION 12.11 of this Agreement.

         "INELIGIBLE SECURITIES" is defined in SECTION 10.2 of this Agreement.

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement executed by Francisco, as Seller, Borrower, Francisco Acquisition Corp., and the Bank, as the same may be amended, modified, or supplemented from time to time.

         "INTEREST COVERAGE" is defined in SECTION 10.6 of this Agreement.

         "INTEREST EXPENSE" means, for any Person, for any period, and without duplication, all interest on Funded Debt, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including the interest component of Capital Leases), as determined by GAAP, but excluding any non-cash interest on Subordinated Debt so long as no cash interest is due and payable on such Subordinated Debt prior to 90 days following the Expiration Date.

         "INVESTMENT" means, in respect of any Person, any loan, advance, extension of credit, or capital contribution to that Person, any investment in that Person, or any purchase or commitment to purchase (i) any equity securities or Debt issued by that Person or (ii) substantially all of the assets or a division or other business unit of that Person.

         "LC REQUEST" means a request substantially in the form of EXHIBIT C-3.

         "LIBOR RATE" is defined in SECTION 4.3(D) of this Agreement.

         "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

         "LOAN DOCUMENTS" means (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) all agreements, documents, and instruments in favor of the Bank ever delivered under this Agreement, (c) all letters of credit issued under this Agreement, and (e) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "LONDON RATE" is defined in SECTION 4.3(D)(I) of this Agreement.

         "MATERIAL ADVERSE EVENT" means any circumstance or event that, individually or collectively, is reasonably expected to result (at any time before the Bank's commitment to fund under this Agreement is fully canceled or terminated and the Companies' obligations under the Loan Documents are fully paid and performed) in any (a) material impairment of (i) the ability of Borrower to perform any of its payment or other material obligations under





                                      7        RESTATED BUSINESS LOAN AGREEMENT
any Loan Document, (ii) the Companies as a whole to perform any of their payment or other material obligations under any Loan Document, or (iii) the ability of the Bank to enforce any of those obligations or any of its Rights under the Loan Documents, or (b) material and adverse effect on the financial condition of the Companies as a whole as represented to the Bank in the financial statements most recently delivered before the date of this Agreement.

         "MAXIMUM RATE" is defined in SECTION 4.1 of this Agreement.

         "NET INCOME" means, for any period and any Person, the amount that should in accordance with GAAP be reflected on that Person's income statement as net income for that period.

         "O&M PLAN" is defined in SECTION 11.8 of this Agreement.

         "PACA" means the Perishable Agricultural Commodities Act, 1930, as amended from time to time, and any similar state statute or law.

         "PACA LIEN" means any Lien (including constructive trusts) arising under PACA asserted, perfected, or imposed by any supplier or suppliers of agricultural products to any Company.

         "PARTICIPANT" is defined in SECTION 13.4 of this Agreement.

         "PERMITTED ACQUISITIONS" is defined in SECTION 10.14 of this Agreement.

         "PERMITTED CAPITAL EXPENDITURES" is defined in SECTION 10.11 of this Agreement.

         "PERMITTED LIENS" is defined in SECTION 10.10 of this Agreement.

         "PERSON" means any individual, entity, or Governmental Authority.

         "PGBC" is defined in SECTION 9.14(E)(IV) of this Agreement.

         "PLAN" is defined in SECTION 9.14(E)(V) of this Agreement.

         "POTENTIAL DEFAULT" means any event's occurrence or any circumstances' existence that would upon any required notice, time lapse, or both, become a Default.

         "QUICK RATIO" is defined in SECTION 10.8 of this Agreement.

         "REAL PROPERTY" is defined in SECTION 11.1(A) of this Agreement.

         "REFERENCE RATE" is defined in SECTION 4.1 of this Agreement.

         "RESERVE PERCENTAGE" is defined in SECTION 4.3(D)(II) of this Agreement.

         "REVOLVING FACILITY COMMITMENT" is defined in SECTION 2.1 of this Agreement.

         "REVOLVING NOTE" means the promissory note substantially in the form of EXHIBIT A-1.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.





                                      8        RESTATED BUSINESS LOAN AGREEMENT

         "SAM'S" means Sam's Club, a division of Wal-Mart, Inc.

         "SAM'S CONTRACT" is defined in SECTION 10.17(G) of this Agreement.

         "SECURITY AGREEMENT" means a security agreement in substantially the form of EXHIBIT C-1.

         "SENIOR FUNDED DEBT" is defined in SECTION 10.4 of this Agreement.

         "SUBORDINATED DEBT" is defined in SECTION 10.4 of this Agreement.

         "SUBSIDIARY" of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         "SURVEY" is defined in SECTION 11.8 of this Agreement.

         "TANGIBLE NET WORTH" is defined in SECTION 10.5 of this Agreement.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.


2.       REVOLVING FACILITY: LINE OF CREDIT AMOUNT AND TERMS

2.1      LINE OF CREDIT AMOUNT.

         (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "REVOLVING FACILITY COMMITMENT") is $12,000,000, subject to Adjusted Borrowing Base restrictions and reduction in accordance with the terms of this Agreement.

         (b) This is a revolving line of credit with a subfacility for letters of credit as described below. During the availability period, the Borrower may repay principal amounts and reborrow them.

         (c) The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including (i) the total face amount of all undrawn and uncancelled letters of credit and (ii) amounts drawn on letters of credit and not yet reimbursed, to exceed the Adjusted Borrowing Base. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

         (d) Borrower may, upon giving at least five (5) Banking Days' prior written irrevocable notice to the Bank, terminate all or part of the Revolving Facility Commitment. Each partial termination must be in an amount of not less than $100,000 or a greater multiple of $50,000. At the time of the termination, Borrower shall pay to the Bank, any principal payment required to reduce the outstanding loans under the Revolving Facility Commitment and undrawn letters of credit to an amount not exceeding the reduced Revolving Facility Commitment, all accrued and unpaid fees due and owing under this Agreement, any interest attributable to the amount of the reduction, and any related funding loss on advances bearing interest at the Eurodollar Rate. Any part of the Revolving Facility Commitment that is terminated may not be reinstated.





                                      9        RESTATED BUSINESS LOAN AGREEMENT

2.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and February 2, 2001 (the "EXPIRATION DATE"), unless a Potential Default or Default has occurred and is continuing. Subject to
SECTION 4.3(B) regarding amounts borrowed under this Agreement bearing interest at the Eurodollar Rate, each disbursement must be for at least $100,000 or a greater integral multiple of $50,000 (or for the amount of remaining available credit under the Revolving Facility Commitment, if less).

2.3 PURPOSE. The line of credit will be used for working capital and general corporate purposes of the Companies, including Permitted Acquisitions.

2.4 REVOLVING NOTE AND REPAYMENT TERMS. Outstanding principal under the Revolving Facility Commitment, including payments made by the Bank under a letter of credit, is evidenced by the Revolving Note. Principal and interest on the Revolving Note are payable as follows:

         (a) The Borrower will pay interest on all amounts bearing interest based on the Reference Rate on March 31, 1998, and on the last day of each quarter thereafter until payment in full of any principal outstanding under the Revolving Facility Commitment.

         (b) Any amount bearing interest at the Eurodollar Rate (as described below) will be repaid at the end of each applicable interest period, provided that (i) no interest period may end after the Expiration Date, and (ii) if any interest period is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the applicable interest period.

         (c) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under the Revolving Facility Commitment on the Expiration Date unless otherwise accelerated pursuant to the terms hereof.

         (d) The Borrower may prepay the line of credit in full or in part at any time.

2.5 LETTERS OF CREDIT. This line of credit may be used for the issuing of standby and commercial letters of credit with a maximum initial maturity of one year but not to extend beyond the Expiration Date. Each commercial letter of credit will require drafts payable at sight. The amount of letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed $2,000,000. The letters of credit may include customary provisions acceptable to the Bank, which provide for automatic renewal unless the Bank gives prior notice of non-renewal of such letter of credit.

The Borrower agrees:

         (a) Any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

         (b) If any Potential Default or Default has occurred and is continuing under this Agreement, to immediately, upon request of the Bank, prepay or provide cash collateral to make the Bank whole for any outstanding letters of credit.

         (c) The issuance of any letter of credit and any amendment to a letter of credit must be in the standard form of letter of credit in effect from time to time, issued by the Bank.





                                     10        RESTATED BUSINESS LOAN AGREEMENT

         (d) To provide the Bank with an LC Request and sign the Bank's standard form of Application and Agreement for Standby Letter of Credit or standard form of Application and Agreement for Commercial Letter of Credit, as appropriate.

         (e) To pay an issuance fee for issuing and processing letters of credit equal to 1.75% per annum of the face amount of each letter of credit issued under this Agreement.

2.6 APPLICATION OF PAYMENTS. Unless otherwise provided in this Agreement, prior to the occurrence and continuation of any Potential Default or Default, the Bank will apply payments on the obligations hereunder as directed by Borrower. Thereafter, the Bank may apply payments received from the Borrower to the obligations of the Borrower to the Bank hereunder in the order and the manner as the Bank, in its sole discretion, may determine.


3.       BRIDGE LOAN FACILITY:  AMOUNT AND TERMS.

3.1 LOAN AMOUNT. The Bank agrees to provide a short-term bridge loan to the Borrower in the maximum principal amount of $5,000,000 (the "BRIDGE LOAN COMMITMENT"), to be made in a single disbursement on the date of this Agreement.

3.2 PURPOSE. The bridge loan shall be used for general corporate purposes, including Permitted Acquisitions.

3.3 BRIDGE NOTE AND REPAYMENT TERMS. Outstanding principal under the Bridge Loan Commitment is evidenced by the Bridge Note. Principal and interest on the Bridge Note are payable as follows:

         (a) The Borrower will pay all accrued but unpaid interest on all amounts bearing interest based on the Reference Rate on March 31, 1998, and on the last day of each quarter thereafter and upon payment in full of any principal outstanding under the Bridge Loan Commitment.

         (b) Any amount bearing interest at the Eurodollar Rate (as described below) will be repaid at the end of each applicable interest period, provided that (i) no interest period may end after September 30, 1998, and (ii) if any interest period is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the applicable interest period.

         (c) Subject to SECTION 3.3(D) below, the Borrower will repay the outstanding principal balance under the Bridge Loan Commitment in two equal installments, due and payable on March 31, 1998, and on June 30, 1998, each in the amount of $312,500, with a final payment of the remaining principal balance under the Bridge Note plus any unpaid interest or other charges outstanding under the Bridge Loan Commitment on September 30, 1998.

         (d) So long as any amounts are outstanding under the Bridge Loan Commitment, immediately upon receipt by any Company, the Borrower shall make a mandatory prepayment equal to the lesser of: (a) all amounts then outstanding under the Bridge Loan Commitment, and (b) 100% of (i) net cash proceeds from the issuance or funding of Subordinated Debt, and (ii) the net cash (i.e., gross cash proceeds less usual customary underwriting, placement, and other related costs and expenses) proceeds of the issuance of any equity securities by the Borrower after the date of this Agreement, such prepayments under this SECTION 3.3(D) to be applied to amounts outstanding under the Bridge Loan Commitment.





                                     11        RESTATED BUSINESS LOAN AGREEMENT

         (e) The Borrower may prepay the principal outstanding under the Bridge Loan Commitment in full or in part at any time without premium or penalty (except that the Borrower must pay any related funding loss on amounts bearing interest at the Eurodollar Rate) in an amount not less than $100,000.

         (f) Any repayment of the Bridge Loan Commitment must be accompanied (i) by payment of all accrued and unpaid interest on the portion of the Bridge Loan Commitment being repaid, and
                 (ii) calculations that demonstrate availability under the Revolving Facility Commitment immediately after making such repayment (after giving affect to any Borrowing Base restrictions) is at least $2,000,000.


4.       INTEREST RATES.

4.1 REVOLVING FACILITY COMMITMENT. Unless the Borrower elects the Eurodollar Rate as described below, the interest rate on outstanding principal amounts under the Revolving Facility Commitment is the lesser of (a) the maximum lawful rate of interest permitted under applicable usury laws, now or hereafter enacted (the "MAXIMUM RATE"), or (b) the rate that is equal to the Bank's Reference Rate. The "REFERENCE RATE" is the rate of interest publicly announced from time to time by the Bank in Irving, Texas, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

Notwithstanding the foregoing, if at any time the Reference Rate shall exceed the Maximum Rate and thereafter the Reference Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Reference Rate exceeded the Maximum Rate.

4.2 Bridge Loan Commitment. Unless the Borrower elects the Eurodollar Rate as described below, the interest rate on outstanding principal amounts under the Bridge Loan Commitment is the lesser of (a) the Maximum Rate, or (b) the rate (the "BRIDGE RATE") that is equal to the sum of the Bank's Reference Rate plus 1.375%.

Notwithstanding the foregoing, if at any time the Bridge Rate shall exceed the Maximum Rate and thereafter the Bridge Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Bridge Rate exceeded the Maximum Rate.

4.3 LIBOR RATE. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the principal amounts borrowed under this Agreement bear interest at the LIBOR Rate plus the Applicable Margin (the "EURODOLLAR RATE") during an interest period agreed to by the Bank and the Borrower, provided that the Borrower shall not have the option or right to elect to have all or any portion of the principal amounts borrowed under this Agreement bear interest at the Eurodollar Rate when the Eurodollar Rate exceeds the Maximum Rate. The Eurodollar Rate is a rate per year. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated the Eurodollar Rate and a new interest period for the portion.





                                     12        RESTATED BUSINESS LOAN AGREEMENT

Designation of a Eurodollar Rate portion is subject to the following requirements:

         (a) The interest period during which the Eurodollar Rate will be in effect will be 1, 2, 3, or 6 months. The last day of the interest period will be determined by the Bank using the practices of the London inter-bank market.

         (b) Each Eurodollar Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

         (c) The Borrower shall irrevocably request a Eurodollar Rate portion no later than 9:00 a.m. San Francisco time three (3) Banking Days before the commencement of the interest period.

         (d) The "LIBOR RATE" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                     LIBOR Rate      =           London Rate
                                        --------------------------------
                                          (1.00 -- Reserve Percentage)

         Where,

                 (i) "LONDON RATE" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-branch market at approximately 11:00 a.m. London time two (2) Banking Days prior to the commencement of the interest period.

                 (ii) "RESERVE PERCENTAGE" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special and other reserve percentages.

         (e) The Borrower may not elect a Eurodollar Rate with respect to any portion of the principal balance outstanding under the Revolving Facility Commitment or the Bridge Loan Commitment that is scheduled to be repaid before the last day of the applicable interest period.

         (f) Any portion of the principal balance outstanding under the Revolving Facility Commitment or the Bridge Loan Commitment already bearing interest at the Eurodollar Rate will not be converted to a different rate during its interest period.

         (g) Each prepayment of a Eurodollar Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid; and a prepayment fee equal to the amount (if any) by which:

                 (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds





                                     13        RESTATED BUSINESS LOAN AGREEMENT

                 (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the London inter-bank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

         (h) The Bank will have no obligation to accept an election for a Eurodollar Rate portion if any of the following described events has occurred and is continuing, and the Bank is not making loans based on Eurodollar Rates to its customers generally:

                 (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a Eurodollar Rate portion are not available in the London inter-bank market; or

                 (ii) the Eurodollar Rate does not accurately reflect the cost of a Eurodollar Rate portion.

                 The Bank will give Borrower written notice as soon as practicable upon the occurrence of either such events and after such events no longer exist.

         (i) If at any time during any applicable interest period the Eurodollar Rate shall exceed the Maximum Rate and thereafter the Eurodollar Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Eurodollar Rate exceeded the Maximum Rate.


5.       FEES AND EXPENSES.

5.1      FEES.

         (a) LOAN FEE. Subject to the provisions of SECTION 5.4 hereof, the Borrower agrees to pay a loan fee in the amount of $115,000. This fee is due and payable upon execution of this Agreement.

         (b)     UNUSED COMMITMENT FEE.  Subject to the provisions of SECTION
                 5.4 hereof, the Borrower agrees to pay a fee on any difference between the Revolving Facility Commitment and the amount of credit the Borrower actually uses under the Revolving Facility Commitment, determined by the weighted average Revolving Credit Facility loan balance and undrawn letter of credit amounts maintained during the specified period. The fee will be calculated at 0.25% per annum and is due and payable on the last day of each calendar quarter, commencing March 31, 1998, and continuing through the Expiration Date.

         (c)     BRIDGE LOAN DEFAULT FEE.  Subject to the provisions of SECTION
                 5.4 hereof, if the Borrower fails or refuses to pay, in full, the outstanding principal balance under the Bridge Loan Commitment in accordance with SECTION 3.3 of this Agreement, the Borrower shall pay a default fee of 2.00% of any such amounts outstanding, or if less, the maximum nonusurious amount permitted by applicable law. This fee is due and payable, if applicable, on September 30, 1998.

5.2      EXPENSES.

         (a) The Borrower agrees to promptly repay the Bank for reasonable out-of-pocket expenses incurred under the Loan Documents that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, and documentation fees.





                                     14        RESTATED BUSINESS LOAN AGREEMENT

         (b) The Borrower agrees to reimburse the Bank for any reasonable out-of-pocket expenses it incurs in the preparation of this Agreement and the other Loan Documents (including without limitation attorneys' fees and expenses incurred through the date of this Agreement, not to exceed $25,000, and reasonable attorneys' fees and expenses incurred in connection with the preparation of any documentation required to be delivered after the date of this Agreement) and any amendments, modifications and supplements hereto or thereto.

         (c) If a Potential Default or Default has occurred and is continuing under this Agreement, then the Borrower agrees to reimburse the Bank for the reasonable cost of periodic audits and appraisals of the Collateral at such intervals as the Bank may reasonably require. The audits and appraisals may be performed by employees of the Bank or by independent appraisers.

5.3 DEPOSITS. The Borrower shall not be required to maintain any compensating balances as a condition to the loan facilities provided herein.

5.4      NO EXCESS FEES.  Notwithstanding anything to the contrary in this
SECTION 5, in no event shall any sum payable under this SECTION 5 (to the extent, if any, constituting interest under any applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the Maximum Rate or the maximum amount of interest permitted to be charged, taken, reserved, received or contracted for under applicable usury laws.


6.       SECURITY.

6.1 GUARANTY. The Borrower shall cause all of its present and future Subsidiaries, whether now existing or in the future formed or acquired as permitted by the Loan Documents, to unconditionally guarantee the full payment and performance of the Borrower's obligations under this Agreement by execution of the Guaranty or a supplement thereto.

6.2 COLLATERAL. The Borrower shall cause full payment and performance of the Borrower's obligations under this Agreement to be secured by Liens in favor of the Bank on all of the items and types of property (together with the cash and non-cash proceeds of all of the foregoing, the "COLLATERAL") described in the present and future Loan Documents creating those Liens, including, without limitation:

         (a) Present and future accounts receivable, inventory, machinery, equipment, fixtures, contract rights, patents, trademarks, licenses, other general intangibles, instruments, chattel paper, and documents of each present and future Company, together with all proceeds and products thereof, pursuant to the Security Agreement; including, without limitation Borrower's rights to payment under the Sam's Contract;

         (b) All of the present and future issued and outstanding capital stock and other equity securities issued by all Subsidiaries (which must be at least 90% of the issued and outstanding capital stock and other equity securities of the Subsidiary) owned by any Company, pursuant to the Security Agreement; and

         (c) Fee simple interests of any present and future Company in any Real Property (other than the real property owned by Lone Star Produce Acquisition Corp. in which Bank One, Texas, N.A., has a first lien), pursuant to mortgages or deeds of trust, as the case may be, in form and substance acceptable to the Bank.





                                     15        RESTATED BUSINESS LOAN AGREEMENT

In addition, all personal property that is Collateral shall also secure all other present and future obligations of the Borrower to the Bank under the Loan Documents.


7.       DISBURSEMENTS, PAYMENTS AND COSTS.

7.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing pursuant to a Borrowing Notice, or by another means acceptable to the Bank.

7.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

         (a)     made to an account specified by Borrower;

         (b)     made in immediately available funds; and

         (c)     evidenced by records kept by the Bank.

7.3      TELEPHONE AUTHORIZATION.

         (a) The Bank may honor telephone instructions for advances, repayments, or the designation of a Eurodollar Rate portion or interest period given by any one of the individual signer(s) of this Agreement or a person or persons authorized by the Board of Directors of Borrower.

         (b) The Borrower will provide telefax confirmation to the Bank of any telephone instructions on the same day those instructions are given. If there is a discrepancy and the Bank has already acted on the telephone instructions, the telephone instructions will prevail over the telefax confirmation.

         (c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by a signer of this Agreement or a person authorized by the Board of Directors of Borrower. This indemnity and excuse will survive this Agreement's termination.

7.4 BANKING DAYS. Unless otherwise provided in this Agreement, a "BANKING DAY" is a day other than a Saturday or a Sunday on which the Bank is open for business in Texas. For amounts bearing interest at the Eurodollar Rate (if any), a Banking Day is a day other than a Saturday or a Sunday on which the Bank is open for business in Texas and California and dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

7.5 TAXES. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

7.6 ADDITIONAL COSTS. Subject to the provisions of SECTION 5.4 hereof, the Borrower will promptly pay the Bank, for the Bank's documented costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks which costs and losses are charged to other borrowers of the Bank, and in a manner consistent with such application. The





                                     16        RESTATED BUSINESS LOAN AGREEMENT
costs and losses will be allocated to the loan in a manner determined by the Bank and consistently allocated to other borrowers of the Bank, using any reasonable method. The costs include the following:

         (a)     any reserve or deposit requirements; and

         (b) any capital requirements relating to the Bank's assets and commitments for credit.

The Bank will provide Borrower with a certificate certifying the calculation and application of such amount, which will be binding on the Borrower absent manifest error.

Notwithstanding the foregoing, in no event shall any sum payable under this
SECTION 7.6 (to the extent, if any, constituting interest under applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the Maximum Rate or the maximum amount of interest permitted to be charged, taken, reserved, received or contracted for under any applicable usury laws.

7.7 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360 day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Notwithstanding the foregoing, interest at the Maximum Rate will always be computed on the basis of a 365-day year and the actual number of days elapsed.

7.8 DEFAULT RATE. Upon the occurrence and during the continuation of any Default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at the lesser of (a) the Maximum Rate or (b) a rate per annum which is 2.00% higher than the rate of interest otherwise provided under this Agreement, provided that if such Default is a result of Borrower's failure or refusal to pay, in full, the outstanding principal balance under the Bridge Loan Commitment in accordance with SECTION 3.3 of this Agreement, all amounts due and owing under the Bridge Loan Agreement will at the option of the Bank bear interest at the lesser of (a) the Maximum Rate or (b) a rate per annum equal to the Reference Rate plus 3.75% (with respect to amounts bearing interest based on the Reference Rate) or the LIBOR Rate plus 5.00% (with respect to amounts bearing interest based on the Eurodollar Rate). This will not constitute a waiver of any Default.


8.       CONDITIONS PRECEDENT.

8.1 CONDITIONS TO INITIAL ADVANCE. The Bank must receive all of the items described on the attached SCHEDULE 8 (except those items that are specifically noted on that schedule as being required to be delivered by a date later than the date of this Agreement), in form and content acceptable to the Bank, before the Bank is required to make the initial advance or issue any letters of credit to the Borrower under this Agreement, and in any event, the Bank shall not be obligated to make an initial advance under the Revolving Facility Commitment in an amount greater than the result of (a) the Adjusted Borrowing Base as of the date of such initial advance, minus (b) $3,000,000.

8.2 ADDITIONAL CONDITIONS TO EACH EXTENSION OF CREDIT UNDER REVOLVING FACILITY COMMITMENT. Before each extension of credit under the line of credit, including the first, the Borrower will deliver the following to the Bank if requested by the Bank:

         (a)     For advances, a Borrowing Notice; and

         (b) For letters of credit, an LC Request and a fully executed form of Application and Agreement for Standby Letter of Credit or Application and Agreement for Commercial Letter of Credit, as applicable, in accordance with SECTION 2.5 of this Agreement;





                                     17        RESTATED BUSINESS LOAN AGREEMENT

9. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

9.1 ORGANIZATION OF BORROWER. Each Company is duly formed and validly existing under the laws of the state where organized.

9.2 SUBSIDIARIES AND NAMES. SCHEDULE 9.2, as supplemented from time to time by an amendment to that schedule that is dated, executed, and delivered by the Borrower to the Bank to reflect changes in that schedule as a result of transactions permitted by the Loan Documents, describes (a) all of the Borrower's direct and indirect Subsidiaries,(b) every name or trade name used by each Company during the five-year period before the date of this Agreement, and (c) every change of each Company's name during the four-month period before the date of this Agreement. All of the outstanding shares of capital stock (or similar voting interests) of the Borrower's Subsidiaries are (a) duly authorized, validly issued, fully paid, and nonassessable, (b) owned of record and beneficially as described in that schedule or those writings, free and clear of any Liens, except Permitted Liens, and (c) not subject to any warrant, option, or other acquisition Right of any Person or subject to any transfer restriction except restrictions imposed by securities laws and general corporate laws.

9.3 AUTHORIZATION. The execution and delivery by each Company of each Loan Document to which it is a party and the performance by it of its obligations under those Loan Documents (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, and (c) do not violate any provision of its charter or bylaws.

9.4 BINDING EFFECT. Upon execution and delivery by all parties to it, each Loan Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with that Loan Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

9.5 GOOD STANDING. Each Company is in good standing in each state in which it does business, is properly licensed, and, where required, is in compliance with fictitious name statutes except where the failure to qualify or comply would not constitute a Material Adverse Event.

9.6 NO CONFLICTS. No Loan Document conflicts with any material law, agreement, or obligation by which any Company is bound.

9.7 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank regarding the Companies, including the Companies' consolidated financial statements dated as of September 26, 1997 is, and, to the best of Borrower's knowledge, all financial and other information that has been supplied to the Bank regarding Francisco, including Francisco's financial statements dated as of September 30, 1997 is:

         (a) sufficiently complete to give the Bank accurate knowledge of the Companies' consolidated financial condition; and

         (b)     in compliance with all government regulations that apply.

Since the date of the Companies' consolidated financial statements specified above, no Material Adverse Event has occurred.





                                     18        RESTATED BUSINESS LOAN AGREEMENT

9.8 Lawsuits. There is no lawsuit, tax claim, pending assessments or adjustments of any Taxes, or other dispute pending or threatened against any Company, which constitutes a Material Adverse Event, other than as disclosed to and consented to by the Bank.

9.9 COLLATERAL. The Collateral is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except Permitted Liens.

9.10 PERMITS, FRANCHISES, AND COMPLIANCE WITH REGULATIONS. Each Company possesses all material permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights material to the business in which it is now engaged, and each Company is in compliance with all state and federal regulatory requirements applicable to such Company, except where failure to comply would not constitute a Material Adverse Event.

9.11 OTHER OBLIGATIONS. No Company is in default on any obligation for borrowed money (and after the initial advance, such obligations in excess of $250,000), any purchase money obligation (and after the initial advance, in excess of $250,000) or any other material lease, commitment, contract, instrument or obligation.

9.12     NO POTENTIAL DEFAULT OR DEFAULT.  There is no Potential Default or
Default.

9.13 MERCHANTABLE INVENTORY. All inventory which is included in the Borrowing Base is of good and merchantable quality and free from defects.

9.14     ERISA PLANS.  Except as otherwise disclosed to and consented to by the
Bank:

         (a) The Borrower and each ERISA Affiliate have fulfilled their respective obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability with respect to any Plan under Title IV of ERISA.

         (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

         (c) No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

         (d)     No proceeding has been commenced with respect to a Plan under
                 Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

         (e) The following terms have the meanings indicated for purposes of this Agreement:

                 (i) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 (ii) "ERISA" means the Employee Retirement Income Act of 1974, as amended from time to time.

                 (iii) "ERISA AFFILIATE" means any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code.





                                     19        RESTATED BUSINESS LOAN AGREEMENT

                 (iv) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 (v) "PLAN" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

9.15 REGULATION U. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any letter of credit draft or drawing or advance under this Agreement will be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, Regulation U.

9.16 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.


10. COVENANTS. So long as credit is available under this Agreement and until the obligations owing to the Bank under the Loan Documents are repaid in full, the Borrower covenants and agrees with the Bank as follows:

10.1 USE OF PROCEEDS. The Borrower shall use the proceeds of the credit only for the purposes set forth in SECTIONS 2.3 and 3.2 of this Agreement.

10.2 USE OF PROCEEDS - INELIGIBLE SECURITIES. The Borrower may not use, directly or indirectly, any portion of the proceeds of the credit (including any letters of credit) for any of the following purposes:

         (a) knowingly to purchase Ineligible Securities from BancAmerica Robertson Stephens (the "ARRANGER") during any period in which the Arranger makes a market in such Ineligible Securities; or

         (b) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger.

         "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended. The Arranger is a wholly-owned subsidiary of BankAmerica Corporation, and is a registered broker-dealer which is permitted to underwrite and deal in certain Ineligible Securities.

10.3 FINANCIAL INFORMATION. The Borrower shall provide the following financial information and statements and such additional information as requested by the Bank from time to time:

         (a) Within 90 days after the last day of the Borrower's fiscal year end, the Companies' consolidated and Borrower prepared consolidating annual financial statements. The consolidated financial statements must be audited (with an unqualified opinion) by KPMG Peat Marwick, L.L.P. or any other national Certified Public Accountant ("CPA").

         (b) Within 45 days of the first three fiscal quarters, the Companies' quarterly consolidated and consolidating financial statements. These financial statements may be Borrower prepared.





                                     20        RESTATED BUSINESS LOAN AGREEMENT

         (c) Within 30 days after the last day of each month (except December, which must be delivered within 45 days after December 31), the Companies' monthly consolidated and consolidating financial statements. These financial statements may be Borrower prepared.

         (d) Copies of each Company's Form 10-K Annual Report, Form 10-Q Quarterly Report, Form 8-K Current Report and any other filing made by any Company with the Securities and Exchange Commission within 10 days after the date of filing with the Securities and Exchange Commission.

         (e) A Borrowing Base Report setting forth the respective amounts of Acceptable Receivables, Acceptable Grower Contract Receivables, and Acceptable Inventory as of the last day of each month, together with the calculation of the Adjusted Borrowing Base. The Borrowing Base Report shall be delivered to the Bank within 30 days after the last day of the applicable month. Any Borrowing Base Report which has been timely delivered shall remain in effect until the next Borrowing Base Report is timely delivered.

         (f) Concurrently with the delivery of the financial statements pursuant to SECTION 10.3(A) and (B), a Compliance Certificate from the Borrower, certifying as to the Companies' compliance with the terms, covenants, and other agreements contained in the Loan Documents.

         (g) Copies of all amendments, waivers, and modifications to and renewals of the Sam's Contract and any notices relating to default thereunder.

         (h) Promptly upon the Bank's reasonable request, such other statements, lists of property and accounts, budgets, forecasts or reports that are already in existence as to the Companies' obligations to the Bank as the Bank may reasonably request, including without limitation copies of the invoices or the record of invoices from each Company's sales journal for Acceptable Receivables and copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables. While a Default or Potential Default exists, the Borrower shall deliver any such documentation described above to the Bank, and so long as no Default or Potential Default exists, the Borrower shall allow authorized representatives of the Bank to enter onto the Borrower's premises and inspect and make copies such documentation.

10.4 SENIOR FUNDED DEBT/EBITDA. The ratio, determined as of the end of each fiscal quarter of the Borrower, of the Companies' consolidated Senior Funded Debt to EBITDA may not exceed 2.00 to 1.00.

         "SENIOR FUNDED DEBT" means, at any time, the Companies' consolidated Funded Debt other than Subordinated Debt.

         "FUNDED DEBT" means, at any time and for any Person, the sum (without duplication) of (a) the principal amount of all Debt for borrowed money, (b) the total amount capitalized on the balance sheet of that Person with respect to Capital Leases, and (c) Debt under acceptance facilities or facilities for the discount or sale of accounts receivable.

         "SUBORDINATED DEBT" means, at any time, Debt of any Company (A) incurred at a time when no Potential Default or Default has occurred and is continuing under this Agreement, (B) the incurrence of which shall not cause a Potential Default or Default under this Agreement (C) for which no scheduled or mandatory principal payment or sinking fund payment is due on or before the Expiration Date, (D) whose covenants are no more restrictive than those set forth in this Agreement, and (E) the payment of which is subordinated to Debt owed by the Companies to the Bank in a manner acceptable to the Bank.





                                     21        RESTATED BUSINESS LOAN AGREEMENT

         "EBITDA" for any period means:

         (a) the sum (without duplication) of the following for the Companies on a consolidated basis and for that period taken as a single-accounting period: (i) Net Income; minus (ii) extraordinary gains; minus (iii) income attributable to minority interests; plus (iv) cash dividends or distributions attributable to minority interests, minus (v) income from Subsidiaries, joint ventures and Investments recognized on a consolidated basis which (A) the Subsidiary, joint venture or Investment is restricted by authority, contract or law from paying to the Company in the form of a dividend or other distribution, and (B) the Company has not received in the form of a cash dividend or other cash distribution, plus (vi) non-cash extraordinary losses; plus (vii) to the extent included in determining Net Income (A) income Taxes, (B) Interest Expense, (C) depreciation, and (D) amortization; and

         (b) Unless otherwise specified, is determined (i) for a period of four-consecutive-fiscal quarters of that Person taken as a single-accounting period, and (ii) exclusive of the EBITDA of any entity (A) before it became a Subsidiary of a Company or transferred substantially all of its assets to a Company other than any entity acquired by any Company within such period, which will be accounted for as a "pooling of interests," then the most recent four fiscal quarters performance of such entity will be used in such calculation, regardless of the date of its acquisition by a Company, or (B) after it is directly or indirectly disposed of by a Company

10.5 TANGIBLE NET WORTH. The Companies' consolidated Tangible Net Worth determined as of the end of each fiscal quarter of the Borrower, may not be less than the sum of (a) 80% of the Companies' Tangible Net Worth as of the date of this Agreement, plus (b) 75% of the Companies' consolidated cumulative Net Income (without deduction for losses) after December 31, 1997.

         "TANGIBLE NET WORTH" means (a) the gross book value of the Companies' consolidated assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles), minus (b) total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

10.6 INTEREST COVERAGE. The Companies' consolidated Interest Coverage, determined as of the end of each fiscal quarter of the Borrower, may not be less than 3.00 to 1.00.

         "INTEREST COVERAGE" means, for the Companies on a consolidated basis and for the two most recently completed quarters, the ratio of (a) the sum of
(i) Net Income, (ii) Interest Expense, and (iii) income Taxes to (b) Interest Expense.

10.7 FIXED CHARGE COVERAGE. The Companies' consolidated Fixed Charge Coverage, determined as of the end of each fiscal quarter of the Borrower, may not be less than 2.00 to 1.00 through the period ending December 31, 1999 and
3.00 to 1.00 thereafter.

         "FIXED CHARGE COVERAGE" means, for the Companies on a consolidated basis and for the four quarters ended on the date of determination, the ratio of (a) the sum of EBITDA minus income Taxes actually paid during that period to
(b) the sum of (i) Interest Expense plus (ii) current maturities of long term debt determined as of the end of that period, plus (iii) the result obtained by dividing (A) the principal amount outstanding under the Bridge Loan Commitment as of the end of that period, by (B) 4, plus (iv) the Francisco Denominator Factor.





                                     22        RESTATED BUSINESS LOAN AGREEMENT

         "FRANCISCO DENOMINATOR FACTOR" means the applicable denominator factor for the applicable fiscal quarter then ending, based on Francisco's EBITDA (to be determined for the last twelve months as included in Borrower's most recently delivered financial statements), as provided in the following table:

=============================================================================================================
  Fiscal Quarter Ending                              EBITDA                                   Applicable
                                                                                          Denominator Factor
=============================================================================================================
 March 31, 1998          less than $700,000                                                        $125,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $700,000 but less than $875,000                  $375,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $875,000 but less than $1,000,000                $625,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $1,000,000                                     $1,000,000
-------------------------------------------------------------------------------------------------------------
 June 30, 1998           less than $1,400,000                                                      $250,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $1400,000 but less than $1,750,000               $750,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $1,750,000 but less than $2,000,000            $1,250,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $2,000,000                                     $2,000,000
-------------------------------------------------------------------------------------------------------------
 September 30, 1998      less than $2,100,000                                                      $375,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $2,100,000 but less than $2,625,000            $1,125,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $2,625,000 but less than $3,000,000            $1,875,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $3,000,000                                     $3,000,000
-------------------------------------------------------------------------------------------------------------
 December 31, 1998       less than $2,800,000                                                      $500,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $2,800,000 but less than $3,500,000            $1,500,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $3,500,000 but less than $4,000,000            $2,500,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $4,000,000                                     $4,000,000
-------------------------------------------------------------------------------------------------------------
 March 31, 1999          less than $3,000,000                                                      $750,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $3,000,000 but less than $4,500,000            $1,800,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $4,500,000 but less than $6,000,000            $3,000,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $6,000,000                                     $4,300,000
-------------------------------------------------------------------------------------------------------------
 June 30, 1999           less than $3,000,000                                                      $750,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $3,000,000 but less than $4,500,000            $1,800,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $4,500,000 but less than $6,000,000            $3,000,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $6,000,000                                     $4,300,000
-------------------------------------------------------------------------------------------------------------
 September 30, 1999      less than $3,000,000                                                      $750,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $3,000,000 but less than $4,500,000            $1,800,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $4,500,000 but less than $6,000,000            $3,000,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $6,000,000                                     $4,300,000
-------------------------------------------------------------------------------------------------------------





                                     23        RESTATED BUSINESS LOAN AGREEMENT

=============================================================================================================
  Fiscal Quarter Ending                              EBITDA                                   Applicable
                                                                                          Denominator Factor
=============================================================================================================
 December 31, 1999       less than $3,000,000                                                      $750,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $3,000,000 but less than $4,500,000            $1,800,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $4,500,000 but less than $6,000,000            $3,000,000
                         ------------------------------------------------------------------------------------
                         greater than or equal to $6,000,000                                     $4,300,000
-------------------------------------------------------------------------------------------------------------


10.8 QUICK RATIO. The Companies' consolidated Quick Ratio, determined as of the end of each fiscal quarter of the Borrower, may not be less than 1.30 to 1.00.

         "QUICK RATIO" means, for the Companies on a consolidated basis and for the most recently completed quarter, the ratio of (a) the cash, Investments described in SECTION 10.13(A), (B), (C), (D), (E), (F), AND (G) below, net receivables, and inventory of the Companies to (b) the current liabilities of the Companies (excluding current maturities of long term debt and the outstanding Bridge Loan Commitment).

10.9 OTHER DEBT. No Company shall have outstanding or incur any direct or contingent Debt (other than to the Bank) or become liable (other than to the Bank) for any Debt of others, in each case without the Bank's written consent. This section does not prohibit:

         (a) Acquiring goods, supplies, or merchandise on normal trade credit.

         (b) Endorsing negotiable instruments received in the usual course of business.

         (c)     Obtaining surety bonds in the usual course of business.

         (d) Debt in existence on the date of this Agreement as set forth on SCHEDULE 10.9(D), including renewals and extensions of that Debt but excluding principal increases to any of it.

         (e) Incurring purchase money Debt to finance the purchase of equipment for any Company so long as the outstanding principal amount of that Debt for all of the Companies, when aggregated with the outstanding principal amount of the Debt permitted under SECTION 10.9(G) below, never exceeds $3,000,000.

         (f) Any Company incurring Debt owed to any seller in connection with a Permitted Acquisition so long as (i) such Debts are in compliance with SECTION 10.14(D) of this Agreement, (ii) none of such Debt has any scheduled or mandatory principal or sinking fund payment due before the date 90 days after the Expiration Date, and (iii) such Debt is unsecured.

         (g) Any Company assuming Debt in connection with a Permitted Acquisition so long as (i) that Debt is in compliance with
                 SECTION 10.14(D) of this Agreement, (ii) that Debt is not secured by the Collateral, and (iii) that Debt does not cause the limitation in SECTION 10.9(E) to be exceeded.

         (h) Debt owed by any Company to any other Company that otherwise complies with SECTION 10.14(H) of this Agreement.

         (i)     Subordinated Debt.





                                     24        RESTATED BUSINESS LOAN AGREEMENT

Notwithstanding anything in this SECTION 10.9 to the contrary, each indirect Subsidiary of the Borrower shall be subject, in all respects, to the limitations set forth in SECTION 10.15 of this Agreement.

10.10 OTHER LIENS. No Company shall enter into or permit to exist any agreement or arrangement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets or shall create, assume, or allow any Lien (including judicial Liens) on property any Company now or later owns except the following ("PERMITTED LIENS"):

         (a)     Liens in favor of the Bank.

         (b)     Liens for Taxes not yet due.

         (c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank before the date of this Agreement, including renewals and extensions of those Liens so long as they secure only the Debt referred to in SECTION 10.9(D) of this Agreement.

         (d) Purchase money Liens granted in connection with transactions permitted under SECTION 10.9(E) above and that never cover any property except the property acquired with the related Debt.

         (e) PACA Liens securing obligations of the Companies to creditors, provided that no creditors of the Companies have asserted in writing their rights under PACA, that, in the aggregate, exceed $500,000.

         (f) Liens incurred and pledges and deposits made by any Company in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any Lien described in Section 412(m) of the Internal Revenue Code of 1986, as amended).

         (g) Liens imposed by law, such as carriers', warehousemen's, mechanics, materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of the business of any Company and securing obligations which are not overdue.

         (h) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property of any Company or minor irregularities of title with respect thereto (and with respect to leasehold interest, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of said property or assets or materially impair the use thereof in the operation of its business.

         (i) Liens granted in connection with the Debt permitted by SECTION 10.9(G).

         (j) Liens granted to the landlord of Borrower's facility located at 1049 Avenue H, Arlington, Texas, so long as the Borrower has paid all rent due and owing under the applicable lease and is not otherwise in default under the lease.

10.11 CAPITAL EXPENDITURES. No Company shall make Capital Expenditures other than Permitted Capital Expenditures. "PERMITTED CAPITAL EXPENDITURES" means
(a) Capital Expenditures made in connection with Permitted Acquisitions, or (b) for any fiscal year of the Borrower beginning after January 3, 1998, a total amount of Capital Expenditures (other than Capital Expenditures in connection with Permitted Acquisitions) that does not exceed the





                                     25        RESTATED BUSINESS LOAN AGREEMENT
sum of (i) $3,500,000 for all Companies, plus (ii) amounts, up to $500,000, for the immediately preceding fiscal year under CLAUSE (I) above that were not utilized for "Permitted Capital Expenditures".

10.12 DIVIDENDS. The Borrower shall not declare or pay any dividends on any of its shares except dividends payable in capital stock of the Borrower, and the Borrower shall not purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto, provided that the Borrower may repurchase common stock for a maximum aggregate consideration of $250,000, solely for the purpose of complying with certain employment and stock option agreements to which the Borrower is a party.

10.13 INVESTMENTS. No Company shall make any Investments except the following:

         (a) To the extent they mature within one year from the date in question readily marketable (i) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, and (ii) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America ("GOVERNMENT SECURITIES").

         (b) Readily marketable direct obligations of any state of the United States of America given on the date of such investment a credit rating of at least A by Moody's Investors Service, Inc., or A by Standard & Poor's Corporation, in each case due within one year from the making of the Investment.

         (c) Certificates of deposit issued by, bank deposits in, Eurocurrency deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by (i) the Bank or (ii) any domestic bank or any domestic branch or office of a foreign bank, in either case having on the date of the investment a short-term certificate of deposit credit rating of at least P-2 by Moody's Investors Service, Inc., or A-2 by Standard & Poor's Corporation, in each case due within one year after the date of the making of the Investment.

         (d) Repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities and Exchange Act of 1934, as amended, having on the date of the investment capital of at least $100,000,000, due within 30 days after the date of the making of the Investment, so long as the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in the Government Securities as soon as practicable after the making of the Investment.

         (e) Readily marketable commercial paper of domestic corporations doing business in the United States of America or any of its states or of any corporation that is the holding company for a bank described in CLAUSE (C) above and having on the date of the Investment a credit rating of at least P-1 by Moody's Investors Service, Inc., or A-1 by Standard & Poor's Corporation, in each case due within 90 days after the date of the making of the Investment.

         (f) "Money market preferred stock" issued by a domestic corporation given on the date of the investment a credit rating of at least AA by Moody's Investors Services, Inc., and AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days.

         (g) A readily redeemable "money market mutual fund" sponsored by a bank described in CLAUSE (C) above, or a registered broker or dealer described in CLAUSE (D) above, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in





                                     26        RESTATED BUSINESS LOAN AGREEMENT

                 CLAUSES (A) through (F) above and has on the date of those investment total assets of at least $1,000,000,000.

         (h) Investments by any Company in respect of Borrower or any other Company so long as (i) no Potential Default or Default under any Loan Document and no Material Adverse Event exists on that date of the Investment or will occur as a result of the Investment and (ii) that other Company has executed and delivered to the Bank all of the guaranties and Lien instruments required by the Loan Documents to be executed and delivered by that other Company.

         (i)     Permitted Acquisitions.

         (j) Investments in other Persons; provided that such Investments do not in the aggregate exceed $1,250,000.

         (k) Grower Contract Receivables which do not in the aggregate exceed $5,000,000.

         (l)     Investments contemplated in the Francisco Acquisition
                 Agreement.

10.14 ACQUISITIONS. No Company shall consummate any acquisition of substantially all of the stock (but in any event not less than 90%), assets, or business (or part of a business) of a Person, other than Permitted Acquisitions and the acquisition of the assets of Francisco Distributing Company, L.L.C. "PERMITTED ACQUISITION" means an acquisition by a Company of substantially all the business (or part of a business) of a Person, whether pursuant to an asset acquisition or a stock purchase, or subject to SECTION 10.25(C), a merger; if:

         (a) no Potential Default or Default exists on the date of the acquisition or will exist as a result of it;

         (b) the business to be acquired is within the Companies' current line of business or directly or indirectly relates to the business of wholesale distribution, brokerage, transportation, repackaging, or processing of fresh produce, or the distribution, brokerage, and transportation of other products in conjunction with the fresh produce activities;

         (c) at least 5 business days before the acquisition, the Borrower gives to the Bank a written description of the acquisition, which includes a reasonably-detailed calculation of (and description of the funding sources, if applicable, for) the total Investment or purchase price involved, including, without limitation all Debt that is to be guaranteed, assumed, or paid, by any Company if an asset acquisition or to remain with the acquired business if a stock acquisition;

         (d) without the prior approval of the Bank, the consideration to be paid by any Company in connection with the acquisition that is comprised of cash and/or Debt, to the extent such Debt is a fixed obligation of that Company that will become a liability of the Company under GAAP prior to the Expiration Date -- whether assumed, incurred, or to remain, but in any event subject to SECTIONS 10.9(F) and (G) -- (i) does not collectively exceed $2,000,000;

         (e) the Borrower provides the Bank with evidence, satisfactory to the Bank, of the positive operating income of the Person to be acquired for the most recent 12-month period.

         (f) the board of directors of the Person to be acquired has not notified any Company that it opposes the offer by any Company to acquire that Person and that opposition has not been withdrawn;





                                     27        RESTATED BUSINESS LOAN AGREEMENT

         (g) any new Subsidiary created in connection with the acquisition complies with SECTIONS 6.1 and 6.2 and its capital stock or other equity securities owned by any Company become subject to the Liens required by SECTION 6.2;

         (h) the Companies execute and deliver such other documents and take such action the Bank may reasonably request in order to effect the provisions of the Loan Documents; and

         (i)     concurrently with the closing of the acquisition, the Borrower
                 (A) provides the Bank with a certificate certifying that all the conditions in this definition have been fulfilled for the acquisition to be, and that it is, a "Permitted Acquisition"; and (B) provides calculations to the Bank that demonstrate availability under the Revolving Facility Commitment immediately after funding of the acquisition (after giving affect to any Borrowing Base restrictions) is at least $3,000,000.

10.15 SUBSIDIARIES. The Borrower shall cause each of its present and future Subsidiaries (whether as a result of acquisition, creation, or otherwise) to promptly and fully comply with SECTIONS 6.1 and 6.2 and shall cause its accounts receivable, inventory, and capital stock or other equity securities owned by any Company to become subject to the Liens required by SECTION 6.2. Any Subsidiary of the Borrower formed or acquired after the date of this Agreement must be a wholly-owned direct or indirect Subsidiary of the Borrower, unless such Subsidiary is wholly owned by a direct Subsidiary or combination of direct Subsidiaries of the Borrower.

10.16 LOANS TO OFFICERS. No Company shall make any loans, advances or other extensions of credit to any of its executives, officers, directors, or shareholders (or any relatives of any of the foregoing) exceeding $300,000 in aggregate outstanding amount.

10.17 NOTICES TO BANK. The Borrower shall promptly notify the Bank in writing of:

         (a)     Any lawsuit over $500,000 against any Company.

         (b) Any substantial dispute between any Company and any government authority that if adversely determined would have a Material Adverse Effect.

         (c)     A Potential Default or Default.

         (d)     Any Material Adverse Event.

         (e) Any change in any Company's name, legal structure, place of business, or chief executive office if that Company has more than one place of business.

         (f) Any notices from creditors that are beneficiaries under PACA that are asserting, perfecting, or preserving their rights under PACA with respect to obligations exceeding $500,000 in the aggregate.

         (g) Any breach by any Company of any contract or agreement, including without limitation any breach of the Agreement, dated as of August 28, 1995, between Sam's and the Borrower (the "SAM'S CONTRACT"), which breach could reasonably be expected to cause a Material Adverse Event.

10.18 BOOKS AND RECORDS. Each Company shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

10.19 AUDITS. Each Company shall allow the Bank and its agents to inspect its properties and examine, audit, and make copies of books and records (other than information subject to the attorney-client privilege or information regarding the business or activity of any entity not owned or operated by any Company) at any reasonable time. If any Company's properties, books or records are in the possession of a third party, the Borrower shall request that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information (other than information subject to the attorney-client privilege or information





                                     28        RESTATED BUSINESS LOAN AGREEMENT
regarding the business or activity of any entity not owned or operated by any Company) concerning such properties, books and records. If no Potential Default or Default has occurred and is continuing, then: (a) the Bank may only audit the Companies' books and records two times in any 12-month period; (b) the Bank will give the Companies no less than three Banking Days prior notice of the audit; (c) all audits will be conducted during the Companies' normal business hours; and (d) all expenses of the audits will be borne by the Bank.

10.20 COMPLIANCE WITH LAWS. Each Company shall comply with the material laws, (including any fictitious name statute), regulations, and orders of any government body with authority over its business, including, without limitation, PACA.

10.21 PRESERVATION OF RIGHTS. Each Company shall maintain and preserve all material rights, privileges, and franchises necessary for the conduct of its business.

10.22 MAINTENANCE OF PROPERTIES. Each Company shall make any repairs, renewals, or replacements to keep its properties in working condition.

10.23 COOPERATION. Each Company shall take any reasonable action reasonably requested by the Bank to carry out the intent of this Agreement.

10.24    INSURANCE.

         (a) INSURANCE COVERING COLLATERAL. Each Company shall maintain all risk property damage insurance policies covering the tangible property comprising the Collateral. Each insurance policy must be in an amount usual and customary for Persons in that Company's business, but in no event less than the collateral value for such tangible property determined by the Bank and provided to the Borrower in writing.

         (b) GENERAL BUSINESS INSURANCE. Each Company shall maintain insurance covering property damage (including loss of use and occupancy) to any of that Company's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual and customary for Persons in that Company's business. Each insurance policy must be in an amount usual and customary for Persons in that Company's business.

         (c) EVIDENCE OF INSURANCE. Each Company shall, upon the request of the Bank, deliver to the Bank a copy of each insurance policy or, if permitted by the Bank, a certificate of insurance listing all insurance in force. The insurance required under SECTIONS 10.24(A) and (B) must be issued by an insurance company reasonably acceptable to the Bank. The insurance required under SECTION 10.24(A) must include a lender's loss payable endorsement in favor of the Bank in a form reasonably acceptable to the Bank.

10.25 ADDITIONAL NEGATIVE COVENANTS. No Company shall, without the Bank's written consent:

         (a) Engage in any business activities other than the distribution, brokerage, transportation, repackaging, or processing of fresh produce, or the distribution, brokerage, and transportation of other products in conjunction with the fresh produce activities.





                                     29        RESTATED BUSINESS LOAN AGREEMENT

         (b) Liquidate or dissolve that Company's business so long as it does not have a Material Adverse Effect.

         (c) Enter into any consolidation, merger, pool, joint venture, syndicate, or other combination other than any of the following if no Potential Default or Default under any Loan Document and no Material Adverse Event exists on the date of any of the following or will exist as a result of any of the following: (i) a merger or consolidation between Companies (so long as, if the Borrower is involved, it is the survivor);
                 (ii) a merger or consolidation in connection with any Permitted Acquisition if the survivor is, or concurrently with that Permitted Acquisition becomes, a Subsidiary of the Borrower; or (iii) joint ventures that do not cause the limitation in SECTION 10.13(J) to be exceeded.

         (d) Sell, assign, lease, transfer, or otherwise dispose of any of its assets (including, without limitation, equity interests in any other Company) except, without duplication (i) sales and dispositions of inventory, (ii) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Company's business, (iii) sales of assets (A) obtained as the result of mergers and consolidations permitted under this Agreement and Permitted Acquisitions and (B) which are unnecessary to that Company's business operations, (iv) sales and dispositions from any Company to any other Company, (v) dispositions of assets where substantially similar assets have been or are being acquired, and (vi) dispositions of assets, the net proceeds of which do not exceed $500,000 in any fiscal year.

         (e)     Voluntarily suspend its business.

         (f) Materially amend the Sam's Contract if such amendment would have a Material Adverse Effect, or cancel the Sam's contract, other than partial cancellations caused by Sam's exercise of its option to remove up to 40 stores per year from that agreement.

         (g) Materially amend the Francisco Acquisition Agreement if such amendment would have a Material Adverse Effect.

10.26 ERISA PLANS. The Borrower shall give prompt written notice to the Bank of:

         (a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

         (b) Any action by the Borrower or any ERISA Affiliate to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

         (c)     Any notice of noncompliance made with respect to a Plan under
                 Section 4041(b) of ERISA.

         (d) The commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

10.27 CONSIGNMENTS. The Borrower shall, prior to any Company placing any inventory on consignment with any person ("CONSIGNEE"):

         (a) Provide the Bank with all consignment agreements and other documents to be used in connection with such consignment, all of which must be acceptable to the Bank;





                                     30        RESTATED BUSINESS LOAN AGREEMENT

         (b) Cause to be filed appropriate financing statements with respect to the consigned inventory showing the Consignee as debtor, the consigning Company as secured party, and the Bank as assignee of secured party;

         (c) Cause to be filed appropriate financing statements with respect to the consigned inventory showing the consigning Company as debtor and the Bank as secured party;

         (d) After all financing statements referred to above have been filed, conduct a search of all filings made against the Consignee in all jurisdictions in which the consigned inventory is to be located, and deliver to the Bank copies of the results of all such searches; and

         (e) Notify, or cancel the consigning Company to notify, in writing, all creditors of the Consignee which are or may be holders of security interests in the inventory to be consigned that the consigning Company expects to deliver certain inventory to the Consignee, all of which inventory shall be described in such notice by item or type.

10.28 INDEMNIFICATION. The Borrower shall indemnify the Bank, and its officers, directors, agents and attorneys, from and against any and all liabilities, obligations, losses, damages, costs and expenses which may be imposed on, or incurred by, or asserted against, any of such parties in any way relating to or arising out of the Loan Documents, provided that the Borrower shall not be liable for any portion of such items resulting from Bank's own gross negligence or willful misconduct. IT IS EXPRESS INTENT OF BANK AND BORROWER THAT THE FOREGOING INDEMNITY SHALL INDEMNIFY BANK, AND THE OTHER PARTIES DESCRIBED ABOVE, FROM ALL SUCH ITEMS ARISING OR RESULTING FROM BANK'S OR SUCH PARTIES' SOLE, JOINT, OR CONTRIBUTORY NEGLIGENCE.

10.29 POST-CLOSING DOCUMENTS. By the deadline noted for it on SCHEDULE 8, the Borrower shall deliver to the Bank, or cause to be delivered to the Bank, each item, if any, beside which is noted a deadline for delivery to the Bank later than the date of this Agreement.

10.30 PAYMENTS UNDER INTERCREDITOR AGREEMENT. The Borrower shall not, at any time during any 90 day postponement period described in Paragraph 2 of the Intercreditor Agreement, make any payment of the "Seller Debt" (as defined in the Intercreditor Agreement).


11.      HAZARDOUS WASTE

11.1 INDEMNITY REGARDING HAZARDOUS SUBSTANCES. The Borrower shall indemnify and hold the Bank harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of the Bank's counsel) or loss directly or indirectly arising out of or resulting from any of the following:

         (a) Any hazardous substance being present at any time, whether before, during or after any construction, in or around any part of the real property that is Collateral (the "REAL PROPERTY"), or in the soil, groundwater or soil vapor on or under the Real Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources.

         (b) Any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous





                                     31        RESTATED BUSINESS LOAN AGREEMENT
                 substance is on, under or about any of the Companies' property or operations or property leased to any Company, whether or not the property is Collateral.

Upon demand by the Bank, the Borrower will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects the Real Property or which is brought or commenced against the Bank, whether alone or together with any Company or any other person, all at the Borrower's own cost and by counsel to be approved by the Bank in the exercise of its reasonable judgment. In the alternative, the Bank may elect to conduct its own defense at the expense of the Borrower.

11.2 Representation and Warranty Regarding Hazardous Substances. Before signing this Agreement, the Borrower inquired into the previous uses and ownership of the Real Property. Based on that due diligence, the Borrower represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Real Property, in violation of any applicable law except as the Borrower has disclosed to the Bank in writing.

11.3 COMPLIANCE REGARDING HAZARDOUS SUBSTANCES. To its knowledge, the Borrower has complied, and will comply and cause all occupants of the Real Property to comply, with all laws, regulations and ordinances governing or applicable to hazardous substances as well as the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Real Property or the operations of the Borrower. The Borrower acknowledges that hazardous substances may permanently and materially impair the value and use of the Real Property.

11.4 NOTICES REGARDING HAZARDOUS SUBSTANCES. Until full repayment of the loans described in this Agreement, the Borrower will promptly notify the Bank if it knows, suspects or believes there may be any hazardous substance in or around the Real Property in violation of any applicable law, or in the soil, groundwater or soil vapor on or under the Real Property, or that any Company or the Real Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any hazardous substance.

11.5 SITE VISITS, OBSERVATIONS AND TESTING. The Bank and its agents and representatives will have the right at any time the Bank reasonably believes any environmental problem exists on any Real Property, and upon not less than three Banking Day's prior notice to Borrower, to enter and visit the Real Property and any other place where any property is located for the purposes of observing the Real Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Property. Representatives of the Borrower may be present. The Bank is under no duty, however, to visit or observe the Real Property or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. No site visit, observation or testing by the Bank will result in a waiver of any Potential Default or Default of any Company or impose any liability on the Bank. In no event will any site visit, observation or testing by the Bank be a representation that hazardous substances are or are not present in, on or under the Real Property, or that there has been or will be compliance with any law, regulation or ordinance pertaining to hazardous substances or any other applicable governmental law. Neither any Company nor any other party is entitled to rely on any site visit, observation or testing by the Bank. The Bank owes no duty of care to protect any Company or any other party against, or to inform any Company or any other party of, any hazardous substances or any other adverse condition affecting the Real Property.

The Bank will not be obligated to disclose to the Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Bank. In each instance, the Bank will give the Borrower reasonable notice before entering the Real Property. The Bank will make reasonable efforts to avoid interfering with the Borrower's use of the Real Property or any other property in exercising any rights provided in this Section.





                                     32        RESTATED BUSINESS LOAN AGREEMENT

11.6 CONTINUATION OF INDEMNITY. The Borrower's obligations to the Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement and repayment of the Borrower's obligations to the Bank under this Agreement, and shall also survive as unsecured obligations after any acquisition by the Bank of the collateral securing this Agreement, including the Real Property or any part of it, by foreclosure or any other means.

11.7 DEFINITION OF HAZARDOUS SUBSTANCE. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law.

11.8 ASBESTOS OPERATIONS AND MAINTENANCE. Without limiting the generality of the foregoing, the Borrower acknowledges that the Real Property includes no improvement constructed prior to 1981. The Borrower agrees that at any point in time the Borrower becomes aware that the Real Property may contain asbestos-containing materials ("ACM"), the Borrower will engage at its own expense an asbestos survey using a consultant acceptable to the Bank (the "SURVEY"). The Borrower agrees, at the Borrower's sole expense, to follow any recommendations in the Survey for an operations and maintenance plan (the "O&M PLAN") to keep the ACM in safe condition and assure that the ACM will not be disturbed. At the Borrower's expense, the Borrower agrees to have the Real Property resurveyed each year while any credit is outstanding under this Agreement, using a consultant satisfactory to the Bank, to ensure that the ACM remains in a good and non-hazardous condition and to determine if the O&M Plan should be revised or any other measures taken to ensure that the ACM does not pose a hazard. The Borrower agrees, at the Borrower's sole expense, to follow all recommendations of the asbestos consultants, as the same may be revised from time to time.


12. DEFAULT If any of the following events occur, the Bank may do one or more of the following: (i) declare the Borrower in default, (ii) stop making any additional credit available to the Borrower, (iii) exercise any and all Rights as may be available to the Bank under any of the Loan Documents, (iv) exercise any and all Rights and remedies as may be available to the Bank at law or in equity, and (v) declare the entire debt created and evidenced hereby to be immediately due and payable in full, whereupon the entire unpaid principal indebtedness evidenced hereby, and all accrued unpaid interest thereon, shall at once mature and become due and payable without presentment, demand, protest, grace or notice of any kind (including, without limitation, notice of intent to accelerate, notice of acceleration or notice of protest), all of which are hereby severally waived by the Borrower. If a Default occurs under SECTION 12.6, the entire debt outstanding under this Agreement will automatically become due immediately.

12.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement, and with respect solely to interest payments, such failure continues for five days after the date when due.

12.2 NON-COMPLIANCE. (a) Any Company fails to meet the condition of, or fails to perform any obligation under any Loan Document or any other agreement any Company has with the Bank or any affiliate of the Bank other than as set forth in SECTION 12.2(B) below; and (b) Any Company fails to comply with any covenant set forth in SECTIONS 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.22, and
10.24(C) hereof for more than twenty days after such breach occurs.

12.3 SAM'S CONTRACT. Any default or material breach occurs under the Sam's Contract.

12.4 LIEN PRIORITY. The Bank fails to have an enforceable first priority Lien (except for PACA Liens, statutory or contractual landlord's liens that have not been subordinated to the Bank's Liens, and any other prior Liens to which the Bank has consented in writing) on or security interest in any of the Collateral.





                                     33        RESTATED BUSINESS LOAN AGREEMENT

12.5 FALSE INFORMATION. The Companies have given the Bank information or representations which were false and materially misleading when given.

12.6 DEBTOR RELIEF. Any Company (a) is not solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law (except as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of the Bank granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

12.7 RECEIVERS. A receiver or similar official is appointed for any Company's business, or the business is terminated.

12.8 JUDGMENTS. Any judgments or arbitration awards are entered against any Company and are not discharged or stayed pending appeal within thirty (30) days, or any Company, enters into any settlement agreements with respect to any litigation or arbitration, the aggregate uninsured amount of $750,000.

12.9 GOVERNMENT ACTION. Any governmental authority takes action that constitutes a Material Adverse Event.

12.10 ERISA PLANS. The occurrence of any one or more of the following events with respect to any Company, provided such event or events could reasonably be expected, in the reasonable judgment of the Bank, to subject any Company to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, constitute a Material Adverse Effect:

         (a) A reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA.

         (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or any Company's full or partial withdrawal from a Plan.

12.11 CHANGE OF CONTROL. The occurrence of a Change of Control. "CHANGE OF CONTROL" means the existence or occurrence of any of the following: (a) more than ten percent (10%) of the capital stock of any Subsidiary of the Borrower is owned by any Person other than the Borrower, except as permitted under
SECTION 10.14 of this Agreement; or (b) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Borrower (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors of the Borrower, provided that any individual becoming a director of the Borrower, subsequent to the date of this Agreement, whose election or nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of the Borrower.

12.12 OTHER FUNDED DEBT. In respect of any Funded Debt (other than Funded Debt owing to the Bank) individually or collectively of at least $750,000 (A) any Company fails to make any payment when due and such failure continues beyond the applicable grace or cure period, or (B) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Funded Debt to cause (whether or not it elects to cause) any of that Funded Debt to become due before its stated maturity or regularly scheduled dates, or (C) any of that Funded Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity.





                                     34        RESTATED BUSINESS LOAN AGREEMENT

12.13 GUARANTY REVOCATION. Any Company party to the Guaranty revokes or attempts to revoke the obligations under the Guaranty.

12.14 FRANCISCO ACQUISITION AGREEMENT. Any default or material breach by Borrower or Francisco Acquisition Corp. occurs under the Francisco Acquisition Agreement.


13.      ENFORCING THIS AGREEMENT; MISCELLANEOUS

13.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

13.2 TEXAS LAW. Unless otherwise stated in any Loan Document, the Laws of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

13.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assigns. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign the loans outstanding under the Revolving Facility Commitment and Bridge Loan Commitment, and may exchange financial information about the Companies with actual or potential participants or assigns, subject to SECTION 14.4 and SECTION 14.5 below.

13.4 PARTICIPATIONS. The Bank may (subject to the provisions of this section, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "PARTICIPANT") participating interests in all or a portion of its Rights under the Loan Documents, provided that any potential Participant (other than an Affiliate of the Bank) shall execute a confidentiality agreement substantially in the form of the Confidentiality Agreement prior to receiving any information regarding the Companies. The Bank's obligations under the Loan Documents remain unchanged. The Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding principal debt for all purposes under the Loan Documents. Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's Rights and obligations under the Loan Documents, and the Bank must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Loan Documents except the right to receive their respective percentage of any amounts due under the Loan Documents and other Rights as provided below. The Bank may not sell any participating interest under which the Participant (other than an Affiliate of the Bank) has any Rights to approve any amendment, modification, or waiver of any Loan Document except as to matters involving (a) a decrease in fees or interest rate spreads, (b) an increase in commitment amounts (but only if the commitment in which such Participant has an interest is being increased), or (c) an extension of the Expiration Date.

13.5 ASSIGNMENTS. The Bank may assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Loan Documents so long as (a) the Bank and Assignee obtain (unless the Assignee is an Affiliate of the Bank or a Default has occurred and is continuing at the time of such assignment) Borrower's consent to such assignment (that may not be unreasonably withheld in any instance and is not required if the Assignee is an Affiliate of the Bank or if a Default has occurred and is continuing), (b) the assignment is for an identical percentage of the Bank's Rights and obligations under each of the Revolving Facility Commitment and the Bridge Loan Commitment,
(c) the assignment must be for a minimum total amount of $5,000,000, (d) if no Default or Potential Default exists the Bank will not cease to own at least 51% of the outstanding Revolving Facility Commitment and Bridge Loan Commitment;
(e) any potential Assignee (other than an Affiliate of the Bank) shall execute a confidentiality agreement substantially in the form of the Confidentiality Agreement prior to receiving any information regarding the Companies, and (f) in connection with the initial assignment hereunder, the Bank,





                                     35        RESTATED BUSINESS LOAN AGREEMENT
the Assignee, and Borrower will execute any appropriate amendments to the Loan Documents to effect a proper syndication of the credit facilities and to make the Assignee a party to this Agreement. Unless otherwise provided herein, any amendment, waiver, or consent under this Agreement shall require the written consent of lenders that in the aggregate hold at least 51% of the Bridge Loan Commitment and the Revolving Loan Commitment (collectively, the "COMMITMENTS"), and after the expiry or termination of the Commitments, hold at least 51% of the aggregate unpaid principal amount of the Commitments, provided, however, that no amendment, waiver, or consent shall, unless it is in writing and is signed by all the lenders, do any of the following: (i) waive any of the conditions specified in SECTIONS 8.1 or 8.2, (ii) increase the Commitments of the lenders or subject the lenders to any additional obligations, (iii) reduce the principal of, or interest on, any amounts outstanding hereunder, or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, any amounts outstanding hereunder, (v) make any change which would alter the percentage of the Commitments or of the aggregate unpaid principal amount of the amounts payable hereunder, or the number of lenders, which shall otherwise be required for the lenders or any of them to take any action hereunder, or (vi) amend this SECTION 13.5. Once the assignment is accepted, when necessary, by Borrower and the amendments described in CLAUSE (F) above are executed and delivered, then, on and after the date of such assignment and amendments, (a) the Assignee automatically becomes a party to this Agreement and, to the extent provided in the assignment and in the Loan Documents, as so amended, has the same Rights and obligations of the Bank under the Loan Documents with respect to its assigned interest, (b) the Bank, to the extent of the assigned interest and as otherwise provided in the assignment and in the Loan Documents, as so amended, is released from its obligations to make advances under this Agreement (c) Borrower shall execute and deliver to the Bank and the Assignee the appropriate Revolving Notes and Bridge Notes reflecting the transfer of the assigned interest, (d) upon delivery of the notes under CLAUSE (C) preceding, the Bank shall return to Borrower all notes previously delivered to the Bank by Borrower under this agreement.

13.6     ARBITRATION.

         (a) This Section concerns the resolution of any controversies or claims between any Company and the Bank, including but not limited to those that arise from:

                 (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

                 (ii)     Any other Loan Document;

                 (iii)    Any violation of this Agreement; or

                 (iv) Any claims for damages resulting from any business conducted between any Company and the Bank, including claims for injury to persons, property or business interests (torts).

         (b) At the request of the applicable Company or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. THE UNITED STATES ARBITRATION ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY TEXAS LAW.

         (c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

         (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this Section is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this Section is subject to any applicable statutes of limitations. The arbitrators





                                     36        RESTATED BUSINESS LOAN AGREEMENT
                 will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

         (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

         (f) The decision that results from an arbitration proceeding may be submitted to an authorized court of law to be confirmed and enforced.

         (g) This provision does not limit the right of any Company or the Bank to:

                 (i)      exercise self-help remedies such as set-off;

                 (ii)     foreclose against or sell any Collateral; or

                 (iii) act in a court of law before, during or after the arbitration proceeding to obtain:

                          (A)     an interim remedy; or

                          (B)     additional or supplementary remedies.

         (h) The pursuit of a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of any Company or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

13.7 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes an advance after Default. If the Bank waives a Default, it may enforce a later Default. Any consent or waiver under this Agreement must be in writing.

13.8 COSTS. If the Bank incurs any reasonable out-of-pocket expenses in connection with enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to out-of-pocket costs and reasonable attorneys' fees.

13.9 ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. A party shall be considered the prevailing party if (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or arbitration award or the losing party's voluntary action before arbitration, trial, or judgment, (b) the other party withdraws its action without substantially obtaining the relief it sought, or (c) such party did not initiate the litigation and judgment is entered into for any party, but without substantially granting the relief sought by the initiating party or granting more substantial relief to the non-initiating party with respect to any counterclaim asserted by the non-initiating party in connection with such litigation.

13.10 MULTIPLE BORROWERS. If two or more borrowers sign this Agreement, each will be individually obligated to repay the Bank in full, and all will be obligated together.

13.11 DESTRUCTION OF THE BORROWER'S DOCUMENTS. Subject to the terms of the Confidentiality Agreement, the Bank will not be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers





                                     37        RESTATED BUSINESS LOAN AGREEMENT
delivered by the Borrower. The Bank will destroy or otherwise dispose of such materials at such time as the Bank, in its discretion, deems appropriate.

13.12 RETURNED MERCHANDISE. Until the Bank exercises its rights to collect the accounts receivable as provided under any Security Agreement required under this Agreement, each Company may continue its present policies for returned merchandise and adjustments. Credit adjustments with respect to returned merchandise shall be made immediately upon receipt of the merchandise by the applicable Company or upon such other disposition of the merchandise by the debtor in accordance with that Company's instructions. If a credit adjustment is made with respect to any Acceptable Receivable, the amount of such adjustment shall no longer be included in the amount of such Acceptable Receivable in computing the Borrowing Base.

13.13 VERIFICATION OF RECEIVABLES. The Bank may at any time prior to the occurrence and continuation of any Potential Default or Default, upon three Bank Day's notice to Borrower, and thereafter, at any time, either orally or in writing, request confirmation from any debtor of the current amount and status of the accounts receivable upon which such debtor is obligated.

13.14 INDEMNIFICATION. The Borrower agrees to indemnify the Bank against, and hold the Bank harmless from, all claims, actions, losses, costs and expenses (including attorneys' fees and allocated costs for in-house legal services) incurred by the Bank and arising from any contention whether well-founded or otherwise, that there has been a failure to comply with any law regulating the Borrower's sales or leases to or performance of services for debtors obligated upon the Borrower's accounts receivable and disclosures in connection therewith. This indemnity will survive repayment of the Borrower's obligations to the Bank and termination of this Agreement.

13.15 CONFIDENTIALITY. The Bank agrees to comply with the provisions of the Confidentiality Agreement.

13.16 NOTICES. All notices required under this Agreement shall be: (a) personally delivered; (b) sent by first class mail, postage prepaid, or (c) sent by fax, when transmitted to the appropriate fax number (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered) to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

13.17 HEADINGS. Article and Section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

13.18 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

13.19 RENEWAL AND INCREASE. This Agreement is in renewal, extension, modification, restatement, increase and amendment of the Existing Loan Agreement and the loan documents executed in connection therewith, and all liens and security interests securing payment thereof.

13.20 USURY LAWS. It is the intention of the parties to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement or in any of the other Loan Documents, in no event shall this Agreement or the other Loan Documents require or permit the payment, contracting for, charging, taking, reserving or receiving any sums constituting interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, paid, charged, taken, reserved or received under this Agreement or under any of the other Loan Documents, on the amount of principal actually outstanding from time to time shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section shall govern and control; (ii) any





                                     38        RESTATED BUSINESS LOAN AGREEMENT
such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible; (iii) any such excess which is or has been received shall be credited against the unpaid principal balance hereof or refunded to the Borrower, at the Bank's option; and (iv) the effective rate of interest shall be automatically reduced to the Maximum Rate. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest calculated for, paid, charged, taken, reserved or received under this Agreement or under any other Loan Document, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, paid, charged, taken, reserved or received from the Borrower or otherwise by the holder or holders thereof. The terms of this Section shall be deemed to be incorporated in every Loan Document and communication relating to any Loan Document and the law evidenced hereby. The term "applicable usury laws" shall mean such law of the State of Texas or the laws of the United States; whichever laws allow the higher rate of interest, as such laws now exist, provided that if such laws shall hereafter allow higher rates of interest. then the applicable usury laws shall be the laws allowing the higher rate to be effective as of the effective date of such laws. To the extent that TEX. REV. STAT. ANN. art 5069-1D.001, as amended (the "ACT"), is relevant to the Bank for the purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in article 1D.001 of the Act; subject, however, to any Right the Bank may have subsequently under applicable law, to change the method of determining the Maximum Rate.

13.21 NO ORAL AGREEMENTS. The Loan Documents represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit, replace any prior oral or written agreements between the Bank and the Borrower concerning this credit, and are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other Loan Document, this Agreement will prevail.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.





                                     39        RESTATED BUSINESS LOAN AGREEMENT

This Agreement is executed as of the date stated at the top of the first page.


BANK OF AMERICA TEXAS, N.A.,                     FRESH AMERICA CORP.,
as the Bank                                      as the Borrower


By: /s/ CONNOR J. DUFFEY                         By: /s/ ROBERT C. KIEHNLE
   ---------------------------------------          -------------------------------------------------
        Connor J. Duffey, Vice President                 Robert C. Kiehnle, Executive Vice President


Address where notices to the                     Address where notices to the
  Bank are to be sent:                             Borrower are to be sent:

Bank of America Texas, N.A.                      6600 LBJ Freeway
1925 W. John Carpenter Freeway                   Suite 180
Irving, Texas 75063                              Dallas, Texas 75240
Fax No: 972-444-7167                             Fax No.:      972-774-0515
Phone No.:       972-444-5195                    Phone No.:  972-774-0575
Attn: Connor Duffey, Vice President              Attn: Chief Financial Officer





ACKNOWLEDGMENT OF PREPAYMENT FEES. The Borrower acknowledges that prepayment of any portion of the amounts borrowed under this Agreement bearing interest at the Eurodollar Rate may result in the Bank incurring additional costs, expenses and/or liabilities. The Borrower therefore agrees to pay the prepayment fee described in the "Eurodollar Rate" section of this Agreement if the portion is prepaid, whether voluntarily or by reason of acceleration, including acceleration upon any sale of any real property that is Collateral. The Borrower agrees that the method of calculating the fee represents a reasonable estimate of the prepayment costs, expenses and liabilities of the Bank. The Borrower further acknowledges that the Bank's willingness to offer an optional interest rate to the Borrower is sufficient and independent consideration for this Agreement to pay the fee.



                                                X   /s/ RK
                                                 ------------------------------
                                                        INITIAL HERE





                RESTATED BUSINESS LOAN AGREEMENT SIGNATURE PAGE

                             EXHIBITS AND SCHEDULES

SCHEDULES
---------

Schedule 8         -      Closing Documents
Schedule 9.2       -      Companies and Names
Schedule 10.8(d)   -      Existing Debt

EXHIBITS
--------

Exhibit A-1        -      Revolving Note
Exhibit A-2        -      Bridge Note
Exhibit B          -      Guaranty
Exhibit C-1        -      Security Agreement
Exhibit C-2        -      Borrowing Notice
Exhibit C-3        -      LC Request
Exhibit D-1        -      Borrowing Base Report
Exhibit D-2        -      Compliance Certificate
Exhibit E          -      Opinion of Hughes & Luce, L.L.P.





                                               RESTATED BUSINESS LOAN AGREEMENT